Exhibit 99.1
Auriga Laboratories Appoints Leonhard Dreimann and Thomas Heck to its Board of Directors
LOS ANGELES—(BUSINESS WIRE)—Auriga Laboratories, Inc. (OTCBB:ARGA), a specialty pharmaceutical company with products for the treatment of acute respiratory diseases, dermatological conditions, and xerostomia, announced today that it has appointed Leonhard Dreimann and Thomas Heck, two experienced and accomplished business executives, to its Board of Directors. Mr. Dreimann was previously the Chief Executive Officer of Salton, Inc. (NYSE: SFP), a leading designer, marketer and distributor of branded, high-quality small appliances, home decor and personal care products. Mr. Heck currently serves as Vice President of Business Development at Victory Pharma, a high-growth pain specialty pharmaceutical company.
Mr. Dreimann served as Chief Executive Officer of Salton, Inc. since its inception in August 1988 until earlier this year and was a founder of the company. He is currently a director at Salton Inc. Mr. Dreimann served as Deputy Chairman of AMAP a public Electronics and Housewares Company until 2005. He was managing director and founder of Salton Australia Pty. Ltd., a distributor of Salton brand kitchen appliances. Mr. Dreimann is currently a trustee of the Goodman Theatre, on the board of the Housewares Charity Foundation and a director of BBB. With a marketing degree from Melbourne Univesity Mr. Dreimann has over 35 years experience in consumer goods Sales and Marketing, married with 3 daughters and a son. He and his family reside in Illinois.
Mr. Heck has over 14 years of specialty pharmaceutical experience in a collection of start-up and growth companies. He currently serves as the Vice President of Business Development at Victory Pharma. Prior to that he served as Vice President of Business Development at Cornerstone BioPharma, Inc. where he engaged in acquisition and licensing efforts for numerous products. While at Cornerstone, Mr. Heck also acted in the capacity of Vice President of Sales and Marketing where he significantly contributed to building the company’s commercial infrastructure and growing its respiratory and pain franchises. Prior to Cornerstone, he held marketing roles of increasing responsibility at DJ Pharma and Biovail Pharmaceuticals, Inc., where he led multiple product launches. Prior to Biovail, Mr. Heck built a successful track record in sales and sales management at Dura Pharmaceuticals. Mr. Heck earned a B.A. in Business Applied Professional Sciences from the University of South Carolina.
“Auriga is fortunate to have attracted two such accomplished marketing executives at such a significant period in its development,” said Philip S. Pesin, CEO of Auriga. “Leon has been highly successful in building profitable consumer brands, including the George Foreman line of grills, one of the most successful consumer products. His experience and success in this area should help us increase adoption of our branded line of products. Tom also has an outstanding record of sales and marketing of pharmaceutical products. His counsel in this area should help us as we build our product portfolio and enter new markets.”

About Auriga Laboratories™
Auriga Laboratories is a specialty pharmaceutical company building an industry changing commission based-sales model. The company’s high-growth business model combines driving revenues through a variable cost commission-based sales structure, acquisition of proven brand names, introduction of new brands, and a strategic development pipeline, all of which is designed to enhance its growing direct relationships with physicians nationwide. Auriga’s exclusive prescription and over-the-counter product portfolio includes Aquoral™ for the treatment of Xerostomia, Akurza™ and Xyralid™ dermatology products, and the Zinx™, Extendryl®, and Levall® families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit: www.aurigalabs.com.
Forward-Looking Statements
The information contained herein includes forward-looking statements. These statements relate to future events or to the company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the company’s ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the estimated market for hair products, the development of additional products, its ability to sustain market acceptance for its products, its dependence on collaborators, the company’s exposure to product liability claims, and the company’s prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.
Contact:
Auriga Laboratories, Inc.
Jae Yu, 310-461-3612
Fax: 310-556-0026
jyu@aurigalabs.com
or
CEOcast, Inc.
Andrew Hellman, 212-732-4300
Adhellman@ceocast.com